Exhibit 21.1

List of subsidiaries of ProFrac Holding Corp.

Name	Jurisdiction of Organization
ProFrac Holdings, LLC	Texas
ProFrac Holdings II, LLC (dba PF Holdings)	Texas
ProFrac Services, LLC	Texas
ProFrac Manufacturing, LLC (dba PF Distribution)	Texas
Alpine Silica, LLC	Texas
Best Pump and Flow, LLC (dba Best Flow Services)	Texas
FTS International, Inc.	Delaware
ProFrac GDM, LLC	Texas
AG PSC Funding LLC	Delaware
REV Energy Services, LLC	Colorado
REV Energy Holdings, LLC	Colorado
Alpine Monahans, LLC	Delaware
Alpine Monahans II, LLC	Delaware
Monarch Silica, LLC	Texas
Sunny Point Aggregates, LLC	Louisiana
Performance Proppants International, LLC	Louisiana
Performance Proppants, LLC	Texas
Red River Land Holdings, LLC	Louisiana
Performance Royalty, LLC	Louisiana
U.S. Well Services Holdings, LLC	Delaware
USWS Holdings LLC	Delaware
U.S. Well Services, LLC	Delaware
USWS Fleet 10, LLC	Delaware
USWS Fleet 11, LLC	Delaware
Producers Service Holdings LLC	Delaware
Producers Service Company – West LLC	Delaware
Producers Service I, LLC	Delaware
Producers Service Company LLC	Delaware
Alpine Holding, LLC	Delaware
Alpine Holding II, LLC	Delaware
Alpine Real Estate Holdings, LLC	Delaware
F3 Fuel, LLC	Texas
IOT-eq, LLC	Texas
PF Manufacturing Holding, LLC	Texas
PF Proppant Holding, LLC	Texas
PF Tech Holding, LLC	Texas
PF Services Holding, LLC	Texas
Advanced Measurements Inc.	Alberta, Canada
Advanced Stimulation Technologies, Inc.	Texas
Alpine Silica Holding, Inc.	Delaware
AMI Canada, ULC	Alberta, Canada
AMI US Holdings, Inc.	Texas
FHE Holdco, LLC	Delaware
FHE Holdco II, LLC	Delaware
FHE USA LLC	Delaware
FHE Middle East Oil and Gas Equipment LLC	Abu Dhabi, UAE
Livewire Power, LLC	Delaware
NRG Manufacturing Inc	Texas